LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

The undersigned hereby makes, constitutes and appoints each ofIrene Oh, Lisa Kim, and Louisa Wang, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalfofand in the name, place and stead ofthe undersigned to:
(1)
prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5, and Form 144, (including any amendments thereto) with respect to the securities ofEast West Bancorp, Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) ofthe Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)
seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each ofthe undersigned's attorneys-in-fact appointed by this Power ofAttorney and approves and ratifies any such release ofinformation; and

(3)
perform any and all other acts which in the discretion ofsuch attorney-in-fact are necessary or desirable for and on behalfofthe undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)
this Power ofAttorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification ofsuch information;

(2)
any documents prepared and/or executed by either such attorney-in-fact on behalf ofthe undersigned pursuant to this Power ofAttorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)
neither the Company nor either ofsuch attorneys-in-fact assumes (a) any liability for the undersigned's responsibility to comply with the requirement ofthe Exchange Act, (b) any liability ofthe undersigned for any failure to comply with such requirements, or (c) any obligation or liability ofthe undersigned for profit disgorgement under Section 16(b) ofthe Exchange Act; and

(4)
this Power ofAttorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 ofthe Exchange Act.

The undersigned hereby gives and grants each ofthe foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do ifpresent, hereby ratifying all that each such attorney-in-fact of, for and on behalfofthe undersigned, shall lawfully do or cause to be done by virtue ofthis Limited Power ofAttorney.
This Power ofAttorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
IN WITNESS WHEREOF, the undersiined has caused this Power of Attorney to be executed as ofthis (t> th day ofJu/v , 2020.
Signat~
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Dominic Ng